EXHIBIT 4.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated February 21, 2008 in the Amendment No. 1 to the Registration Statement (File No. 333-148585) and related Prospectus of Claymore Securities Defined Portfolios, Series 468.


                                                          /s/ Grant Thornton LLP
                                                         -----------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
February 21, 2008